Calculation of Filing Fee Tables
S-4
INDEPENDENCE REALTY TRUST, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value	457(a)	66,729,125		$ 989,522,679.60	0.0001381	$ 136,653.08
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 989,522,679.60		$ 136,653.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 136,653.08
Offering Note
[1]	Rule 457(f) Fee Calculation Details

This Registration Statement relates to the registration of the maximum number of shares of common stock, par value $0.01 per share, of Independence Realty Trust, Inc. ("IRT" and such shares, the "IRT Common Stock") estimated to be issuable by IRT upon the consummation of the merger (the "Company Merger") of Centerspace, a North Dakota real estate investment trust ("CSR"), with and into Islanders Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of IRT, as described in the joint proxy statement/prospectus that forms a part of the accompanying Registration Statement. The amount in the "Amount Registered" column is equal to the product of (i) 17,560,296 shares of beneficial interest, no par value, of CSR ("CSR Common Stock") issued and outstanding on September 17, 2026 (including in respect of CSR's equity-based awards or equity plans) multiplied by (ii) the exchange ratio of 3.800 shares of IRT Common Stock issuable in exchange for each share of CSR Common Stock pursuant to the Company Merger. The amount in the "Maximum Aggregate Offering Price" column is estimated solely for the purpose of calculating the registration fee as required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and 457(f)(1) promulgated thereunder. CSR common shares are traded on the New York Stock Exchange ("NYSE"). Therefore, the maximum aggregate offering price has been calculated as the product of (i) $56.35, the average of the high and the low sale price per share of CSR Common Stock as reported on the NYSE as of September 18, 2026, multiplied by (ii) 17,560,296, the estimated maximum number of shares of CSR Common Stock that may be converted or exchanged in the Company Merger (including in respect of CSR's equity-based awards or equity plans) for IRT Common Stock being registered. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended and Rule 0-11 thereunder, the registration fee was determined by multiplying the Maximum Aggregate Offering Price by 0.00013810.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
17,560,296	$ 56.35	$ 989,522,679.60			$ 989,522,679.60

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date